Exhibit 99.1

Immune Pharmaceuticals Provides Update on Plans for Oncology Subsidiary, Cytovia, Inc.,

Englewood Cliffs, NJ (May 7, 2018) – Immune Pharmaceuticals, Inc. (NASDAQ: IMNP) (“Immune” or the “Company”), a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, today announced that the Company’s Board of Directors (the “Board”) will no longer pursue a spin-off of its oncology-focused subsidiary, Cytovia Inc. (“Cytovia”) that had been led by Immune’s founder and former Chief Executive Officer (CEO), Dr. Daniel Teper. In connection with this decision, Dr. Teper has resigned as CEO of Cytovia and from the Board of Directors of both Cytovia and Immune, effective immediately.

As previously disclosed, securing separate capitalization from third-party sources to pay start-up costs, expenses of the spin-off, payment of costs related to Ceplene and other relevant items was a prerequisite set by Immune’s Board to complete the spin-off process. Given Dr. Teper’s inability to secure the necessary funding in a timely manner, Immune’s Board and management have decided to pursue alternate strategic options, including a sale of Cytovia’s assets.

Accordingly, Immune’s management has initiated discussions with parties potentially interested in acquiring certain of Cytovia’s assets. There is no guarantee that these discussions will result in a sale of Cytovia or any of its assets, and Immune makes no representation as to the likelihood or timing of a sale or other transaction. Moving forward, the Company will provide updates regarding Cytovia in the event of material developments relating to the disposition of its assets and as otherwise appropriate. Immune will continue to focus its efforts and resources on the development of its core programs, bertilimumab and NanoCyclo.

“My priority since my appointment as CEO has been to rebuild Immune around a promising clinical-stage pipeline in the allergy and immunology space, led by bertilimumab, our promising phase 2 monoclonal antibody,” commented Elliot Maza, President and CEO of Immune. “Given the time and effort devoted to securing financial support for Cytovia, which ultimately proved unsuccessful, the termination of this spin-off process was a difficult yet necessary decision. However, the results achieved in the bertilimumab bullous pemphigoid program, some of which will be presented later this month, strongly support our decision to focus our efforts on advancing this program as quickly as possible into what we believe will be a registrational phase 2/3 study in 2019,” concluded Mr. Maza.

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, fully human monoclonal antibody that targets and lowers levels of eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By neutralizing eotaxin-1, bertilimumab may prevent the migration of eosinophils and other cells, thus helping to relieve associated inflammatory conditions. Currently, Immune is conducting two phase 2 clinical trials to test bertilimumab in patients suffering from bullous pemphigoid and ulcerative colitis, respectively. Bertilimumab may have application in other diseases, including atopic dermatitis, asthma and other eosinophil-mediated diseases.

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Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. In addition, there can be no assurance that Immune will successfully complete its anticipated corporate restructuring, filing of the Form 10, or consummation of the spin-off of Cytovia, or that Immune will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Immune may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions, or consider competing, alternate or complimentary transactions or offers by third parties at the discretion of Immune’s board of directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(833) 475-8247

imnp@jtcir.com

SOURCE Immune Pharmaceuticals Inc.

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